Exhibit 23.2

Armanino LLP 12657 Alcosta Boulevard Suite 500 San Ramon, CA 94583-4600 925 790 2600 main 925 790 2601 fax armaninoLLP.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our audit report dated October 27, 2020 relating to the financial statements of Momentus Inc. for the two years ended December 31, 2019, which report appears in the Proxy Statement/Consent Solicitation/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ArmaninoLLP
ArmaninoLLP
San Ramon, California

December 11, 2020